McGraw Hill, Inc. Reports Fiscal Second Quarter 2026 Results
McGraw Hill Raises Fiscal Year Guidance After Reporting Strong Fiscal Second Quarter Results

Back-to-School Delivers Market Share Gains and Higher Levels of User Engagement, with New AI-Powered Solutions Expected to Fuel Growth Beyond Core Offerings

COLUMBUS, Ohio— November 12, 2025—(BUSINESS WIRE)— McGraw Hill, Inc. (NYSE: MH) (“McGraw Hill” or the “Company”), a leading global provider for education solutions from preK-12 through higher education and professional learning, today announced financial results for its fiscal second quarter 2026 ended September 30, 2025.

Fiscal Second Quarter 2026 Key Financial Highlights
McGraw Hill demonstrated financial resilience with re-occurring and digital revenue growth despite the anticipated smaller K-12 market opportunity.

•Revenue totaled $669.2 million, a 2.8% year-over-year decline, reflecting the anticipated smaller K-12 market, which was partially offset by strong growth in Higher Education.
•Re-occurring revenue of $422.4 million, an increase of 6.5% year-over-year.
•Digital revenue of $352.2 million, an increase of 7.6% year-over-year.
•Remaining performance obligation (RPO) of $1,913.6 million as of September 30, 2025.
•GAAP gross profit of $530.1 million, representing a GAAP gross profit margin of 79.2%, an increase of nearly 150 basis points versus prior year.
•GAAP net income of $105.3 million, compared to $133.4 million in the prior-year period.
•Adjusted EBITDA(1) of $286.4 million, representing an Adjusted EBITDA margin(1) of 42.8%, an increase of 60 basis points versus prior year.

"With market share gains and the expansion of AI-powered tools, we are advancing personalized learning at scale while investing in growth beyond our core offerings," said Simon Allen, McGraw Hill Chairman, President and Chief Executive Officer. “Our fiscal second quarter performance highlights how McGraw Hill successfully empowered educators and learners during the back-to-school season with innovative and efficacious solutions. We remain committed to shaping the future of education by integrating research-driven pedagogy, high-quality content, and a wealth of student data to deliver learner outcomes beyond what technology alone can achieve."

"Our fiscal second quarter results highlight the strength, scalability, and diversity of our business model, driven by the execution of effective strategies that fueled continued momentum in digital and re-occurring revenue,” said Bob Sallmann, McGraw Hill Executive Vice President and Chief Financial Officer. “With notable market share gains, disciplined capital allocation, and a stronger balance sheet, we believe we are well-positioned to deliver sustained value for all stakeholders while continuing to invest in innovation and optimize our operations.”

Fiscal Second Quarter 2026 Business Highlights
The Company remains focused on delivering innovative solutions, advancing personalized learning, and strengthening its financial position.

•McGraw Hill delivered its second strongest fiscal second quarter revenue performance in a decade.
•Re-occurring revenue increased 6.5% year-over-year, totaling 63% of consolidated revenue, due to growth across Higher Education, K-12 and Global Professional.
•Digital revenue grew 7.6% year-over-year, underscoring a scalable, data-driven business model.
•Market share increased notably within U.S. Higher Education along with continued strong K-12 capture rate amid the predictably smaller fiscal year 2026 market.

•Gross profit margin improved by nearly 150 basis points year-over-year to 79.2% supported by higher-margin digital solutions growth.
•Adjusted EBITDA margin(1) expanded 60 basis points year-over-year to 42.8% amid ongoing reinvestment.
•As previously reported, the interest rate spread on the Company’s outstanding term loan facility was reduced by 50 basis points, and McGraw Hill’s strong cash position enabled a $150 million principal prepayment of that facility in October 2025. These actions brought the year-to-date gross debt reduction to $542 million, generating over $40 million in annualized cash interest savings.

Strategic Highlights

McGraw Hill continued to deliver AI-driven innovation by strategically leveraging the Company’s high-quality content, expansive proprietary data set, and domain expertise to deliver personalized learning solutions.

•McGraw Hill’s proprietary AI tools continued to drive efficiency and engagement, with AI Reader hitting a milestone with 11 million learning interactions in the quarter.
•Launched four new AI-powered solutions to address critical educator and learner needs and fuel future growth.
•McGraw Hill Plus adoption continued along with higher utilization levels.
•Expanded offerings beyond core markets with ALEKS Adventure in K-3, ALEKS Calculus globally and Sharpen Advantage, a new AI powered solution for Higher Education institutions.
•The Company’s internal AI-powered content generation platform, Scribe, recouped its initial investment within a year, driving lasting efficiencies in content development.

Segment Highlights

McGraw Hill’s diverse portfolio of education solutions, serving the entire learning lifecycle, has largely insulated the impact of the anticipated smaller K-12 market opportunity, with Higher Education delivering double-digit revenue growth and increased market share.

Higher Education
•Revenue totaled $213.0 million, an increase of 14.0% year-over-year primarily driven by share gains.
•Re-occurring revenue totaled $161.7 million, an increase of 13.8% year-over-year, while digital revenue rose 18.4% year-over-year to $186.2 million, highlighting the scalability of McGraw Hill’s subscription-based and innovative Evergreen content delivery model.
•U.S. Higher Education market share reached a record 30% on a last twelve months basis, an increase of 160 basis points year-over-year, according to MPI.
•Inclusive Access sales grew 37.0% year-over-year, reflecting deeper penetration with existing customers.

K-12
•Revenue totaled $359.1 million, a decline of 11.2% year-over-year, due to the anticipated smaller market opportunity.
•Re-occurring revenue totaled $216.2 million, an increase of 2.8% year-over-year, supported by Florida Science market leadership and strong market share capture within other states and disciplines.
•ALEKS Adventure demonstrated early success, while McGraw Hill Plus momentum continued with deeper market penetration and utilization.
•Well-positioned for a return to growth in fiscal year 2027, supported by a larger market opportunity, including recently securing the approval for the California math adoption.

Global Professional and International
•Global Professional demonstrated resilience with re-occurring revenue growth within medical and engineering sectors. International revenue decline narrowed relative to the prior quarter supported by growth in key markets, amid the ongoing digital transition. Refer to Key Operating Metrics for more details.

Fiscal Second Quarter 2026 Financial Highlights

	Three Months Ended September 30,		Six Months Ended September 30,
($ in thousands)	2025	2024	2025	2024
Revenue	$669,187	$688,590	$1,204,897	$1,211,544
Cost of sales (excluding depreciation and amortization)	$139,077	$153,358	$262,461	$278,648
Operating and administrative expenses	$299,477	$277,595	$541,026	$523,866
Net income (loss)	$105,284	$133,403	$105,786	$123,956
Adjusted EBITDA (1)	$286,406	$290,337	$477,822	$468,931
Net income (loss) margin	15.7%	19.4%	8.8%	10.2%
Adjusted EBITDA Margin (1)	42.8%	42.2%	39.7%	38.7%
Adjusted net income (loss) (1)	$261,039	$261,707	$261,331	$347,651

Fiscal Year 2026 Guidance

The following fiscal year 2026 guidance is forward-looking, and is based on the Company’s current expectations. Actual results may differ materially from what is indicated below.

	Fiscal Year 2026 Guidance - Prior		Fiscal Year 2026 Guidance - Updated
	As of August 14, 2025		As of November 12, 2025
($ in millions)	Low	High	Low	High
Revenue	$1,986	$2,046	$2,031	$2,061
Re-occurring Revenue	1,477	1,517	1,504	1,524
Adjusted EBITDA (1)	663	703	702	722

Earnings Conference Call and Webcast

Today, November 12, 2025, at 8:30 a.m. ET, McGraw Hill will host a conference call via webcast to review fiscal second quarter 2026 results and provide a business update. The webcast will be hosted by Simon Allen, Chairman, President and Chief Executive Officer, and Bob Sallmann, Executive Vice President and Chief Financial Officer, and will conclude with a question-and-answer session.

To access the live webcast or to view a replay, visit the Company's investor relations website at https://investors.mheducation.com/

The live question and answer portion of the call can be accessed by registering online at the Event Registration Page (https://registrations.events/direct/Q4I549200) at which time registrants will receive dial-in information as well as a conference ID. Registration can be completed in advance of the conference call.

About McGraw Hill
McGraw Hill (NYSE: MH) is a leading global provider of education solutions for preK-12, higher education and professional learning, supporting the evolving needs of millions of educators and students around the world. We provide trusted, high-quality content and personalized learning experiences that use data, technology and learning science to help students progress towards their goals. Through our commitment to fostering a culture of innovation and belonging, we are dedicated to improving outcomes and access to education for all. We have over 30 offices across North America, Asia, Australia, Europe, the Middle East and South America, and make our learning solutions available in more than 80 languages. The Company’s fiscal year is the 52-week period ended March 31. Visit us at mheducation.com or find us on Facebook, Instagram, LinkedIn or X.

Safe Harbor Statement

This press release includes statements that are, or may be deemed to be, “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Private Securities Litigation Reform Act of 1995. These forward-looking statements can be identified by the use of forward-looking terminology, including terms such as “believes,” “estimates,” “anticipates,” “expects,” “projects,” “intends,” “plans,” “may,” “will,” “should” or “seeks,” or, in each case, their negative or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts and include, but are not limited to, statements regarding the Company’s intentions, beliefs or current expectations concerning, among other things, the Company’s results of operations, financial condition, liquidity, prospects, growth, strategies and the industry in which it operates. By their nature, forward-looking statements involve risks and uncertainties, as they relate to events and depend on circumstances that may or may not occur in the future. The Company’s expectations, beliefs and projections are expressed in good faith, and the Company believes there is a reasonable basis for them; however, the Company cautions readers that forward-looking statements are not guarantees of future performance and that the Company’s actual results of operations, financial condition and liquidity, and the developments in the industry in which the Company operates, may differ materially from those made in or suggested by the forward-looking statements contained in this press release. There are a number of risks, uncertainties and other important factors that could cause our actual results to differ materially from the forward-looking statements contained in this press release, including those described under the headings “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the Company’s final prospectus filed pursuant to Rule 424(b) under the Securities Act, filed on July 24, 2025, the Company’s Quarterly Report on Form 10-Q, filed on November 12, 2025, and in other filings made with the U.S. Securities and Exchange Commission. In addition, even if our results of operations, financial condition and liquidity, and the developments in the industry in which we operate are consistent with the forward-looking statements contained in this press release, those results or developments may not be indicative of results or developments in subsequent periods. Any forward-looking statements the Company makes in this press release speak only as of the date of such statement. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information. future developments or otherwise, except as may be required by any applicable securities law.

(1) Non-GAAP Financial Measures

In addition to presenting financial results that have been prepared in accordance with generally accepted principles in the United States (“GAAP”), we have included in this release the following non-GAAP financial measures—EBITDA, Adjusted EBITDA, Adjusted EBITDA Margin, Adjusted net income (loss), Adjusted basic and diluted earnings (loss) per share, Adjusted operating and administrative expenses, Adjusted selling and marketing expenses, Adjusted general and administrative expenses and Adjusted research and development expenses. All such financial measures that are not required by or presented in accordance with GAAP. We believe that these non-GAAP financial measures are useful in evaluating our business and the underlying trends that affect our performance. The Company has included non-GAAP financial measures within the meaning of Regulation G and Item 10(e) of Regulation S-K. We include these non-GAAP financial measures in this release because management uses them to assess our performance. We believe that they reflect the underlying trends and indicators of our business and allow management to focus on the most meaningful indicators of our continuous operational performance. Although we believe these measures are useful for investors for the same reasons, readers of the financial statements herein should note that these measures are not a substitute for GAAP financial measures or disclosures. Each of these measures is not a recognized term under GAAP and does not purport to be an alternative to net income (loss), or any other measure derived in accordance with GAAP as a measure of operating performance, or to cash flows from operations as a measure of liquidity. Such measures are presented for supplemental information purposes only, have limitations as analytical tools and should not be considered in isolation or as substitute measures for our results as reported under GAAP. Management uses non-GAAP financial measures to supplement GAAP results to provide a more complete understanding of the factors and trends affecting our business, rather than evaluating GAAP results alone. Because not all companies use identical calculations, our measures may not be comparable to other similarly titled measures of other companies, and our use of these measures varies from others in our industry. Such measures are not intended to be a measure of cash available for management’s discretionary use, as they may not capture actual cash obligations associated with interest payments, other debt service requirements and taxes. Because of these limitations, we rely primarily on our GAAP results and use these non-GAAP measures only supplementally. See “Reconciliations of Non-GAAP

Financial Measures” in the “Supplemental Information” section below and “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Non-GAAP Financial Measures” in our Quarterly Report on Form 10-Q filed on November 12, 2025, for reconciliations of non-GAAP financial measures to the most directly comparable financial measure stated in accordance with GAAP.

Forward-Looking Non-GAAP Financial Measures

This press release contains forward-looking estimates of Adjusted EBITDA for fiscal year 2026. We provide this non-GAAP measure to investors on a prospective basis for the same reasons (as set forth above) that we provide it to investors on a historical basis. We are unable to provide a reconciliation of our forward-looking estimate of fiscal year 2026 net income (loss) to a forward-looking estimate of fiscal year 2026 Adjusted EBITDA because certain information needed to make a reasonable forward-looking estimate of net income (loss) for fiscal year 2026 is unreasonably difficult to predict and estimate and is often dependent on future events that may be uncertain or outside of our control. In addition, we believe such reconciliations would imply a degree of precision that would be confusing or misleading to investors. The unavailable information could have a significant impact on our future financial results. Our forward-looking estimates of both GAAP and non-GAAP measures of our financial performance may differ materially from our actual results and should not be relied upon as statements of fact.

Investor Contacts:	Media Contacts:
Danielle Kloeblen	Cathy McManus
Danielle.kloeblen@mheducation.com	Cathy.mcmanus@mheducation.com

Zack Ajzenman	Tyler Reed
Zack.ajzenman@mheducation.com	Tyler.reed@mheducation.com

MCGRAW HILL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited; dollars in thousands, except for share and per share data)

	Three Months Ended September 30,		Six Months Ended September 30,
	2025	2024	2025	2024
Revenue	$669,187	$688,590	$1,204,897	$1,211,544
Cost of sales (excluding depreciation and amortization)	139,077	153,358	262,461	278,648
Gross profit	530,110	535,232	942,436	932,896
Operating expenses
Operating and administrative expenses	299,477	277,595	541,026	523,866
Depreciation	17,723	18,307	34,910	32,741
Amortization of intangibles	56,385	60,234	113,750	121,413
Total operating expenses	373,585	356,136	689,686	678,020
Operating income (loss)	156,525	179,096	252,750	254,876
Interest expense (income), net	55,940	80,146	114,714	161,022
(Gain) loss on extinguishment of debt	16,361	2,719	16,361	2,719
Income (loss) from operations before taxes	84,224	96,231	121,675	91,135
Income tax provision (benefit)	(21,060)	(37,172)	15,889	(32,821)
Net income (loss)	$105,284	$133,403	$105,786	$123,956

Basic earnings (loss) per share	$0.57	$0.80	$0.60	$0.74
Diluted earnings (loss) per share	$0.57	$0.80	$0.60	$0.74
_________________
(1) See “Supplemental Information—Reconciliations of Non-GAAP Financial Measures; Non-GAAP operating and administrative expenses” for a breakdown of our GAAP operating and administrative expenses and a reconciliation to the corresponding Non-GAAP financial measure.

MCGRAW HILL, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(Dollars in thousands, except for share data)

	September 30, 2025	March 31, 2025
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$463,187	$389,830
Accounts receivable, net of allowance for credit losses of $10,774 and $13,521 as of September 30, 2025 and March 31, 2025, respectively	666,767	338,426
Inventories, net	132,962	174,018
Prepaid and other current assets	161,487	150,357
Total current assets	1,424,403	1,052,631
Product development costs, net	240,317	222,182
Property, plant and equipment, net	97,273	95,197
Goodwill	2,557,595	2,557,595
Other intangible assets, net	1,340,806	1,454,185
Deferred income taxes	7,041	7,983
Operating lease right-of-use assets	48,238	49,661
Other non-current assets	329,716	318,326
Total assets	$6,045,389	$5,757,760
Liabilities and stockholders' equity (deficit)
Current liabilities
Accounts payable	$125,696	$146,742
Accrued royalties	108,663	71,457
Accrued compensation	65,822	124,954
Deferred revenue	966,940	794,031
Current portion of long-term debt	13,170	13,170
Operating lease liabilities	8,002	8,042
Other current liabilities	121,387	172,023
Total current liabilities	1,409,680	1,330,419
Long-term debt	2,796,958	3,164,551
Deferred income taxes	15,834	15,656
Long-term deferred revenue	946,621	882,156
Operating lease liabilities	62,302	64,737
Other non-current liabilities	19,402	19,997
Total liabilities	5,250,797	5,477,516
Commitments and contingencies
Stockholders' equity (deficit)
Class A voting common stock, par value $0.01 per share; 186,471,212 shares authorized, 165,160,216 shares issued and outstanding as of March 31, 2025	—	1,652
Class B non-voting common stock, par value $0.01 per share; 14,384,922 shares authorized, 1,451,303 shares issued and outstanding as of March 31, 2025	—	14
Common stock, par value $0.01 per share; 2,000,000,000 shares authorized, 191,001,519 shares issued and outstanding as of September 30, 2025; and no shares authorized, issued and outstanding as of March 31, 2025	1,910	—
Additional paid-in capital	1,968,556	1,562,204
Accumulated deficit	(1,175,414)	(1,281,200)
Accumulated other comprehensive income (loss)	(460)	(2,426)
Total stockholders' equity (deficit)	794,592	280,244
Total liabilities and stockholders' equity (deficit)	$6,045,389	$5,757,760

MCGRAW HILL, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited; dollars in thousands)

	Six Months Ended September 30,
	2025	2024
Operating activities
Net income (loss)	$105,786	$123,956
Adjustments to reconcile net income (loss) to net cash provided by operating activities
Depreciation (including amortization of technology costs)	34,910	32,741
Amortization of intangibles	113,750	121,413
Amortization of product development costs	32,016	31,902
Amortization of deferred royalties	58,257	55,189
Amortization of deferred commission costs	12,633	9,832
Stock-based compensation	31,076	—
Credit losses on accounts receivable	236	(1,565)
Unrealized (gain) loss on interest rate cap	—	233
Inventory obsolescence	8,159	8,565
Deferred income taxes	942	(617)
Amortization of debt discount	6,841	7,646
Amortization of deferred financing costs	2,534	6,770
(Gain) loss on extinguishment of debt	16,361	2,719
Changes in operating assets and liabilities:
Accounts receivable	(324,370)	(367,593)
Inventories	33,526	61,152
Prepaid and other current assets	(99,107)	(139,224)
Accounts payable and accrued expenses	(39,634)	39,533
Deferred revenue	236,074	412,857
Other current liabilities	(53,189)	18,039
Other changes in operating assets and liabilities, net	(8,470)	(11,085)
Cash provided by (used for) operating activities	168,331	412,463
Investing activities
Product development expenditures	(49,076)	(38,447)
Capital expenditures	(37,478)	(29,033)
Cash provided by (used for) investing activities	(86,554)	(67,480)
Financing activities
Payment of A&E Term Loan Facility	(392,283)	—
Payment of Term Loan Facility	—	(754,875)
Borrowings on 2024 Secured Notes	—	650,000
Payment of finance lease obligations	(3,747)	(5,397)
Payment of deferred financing costs	—	(24,027)
Proceeds from issuance of common stock in Initial Public Offering, net of underwriting discounts	392,862	—
Deferred Initial Public Offering costs	(5,185)	—
Cash provided by (used for) financing activities	(8,353)	(134,299)
Effect of exchange rate changes on cash	(67)	1,683
Net change in cash and cash equivalents	73,357	212,367
Cash and cash equivalents, at the beginning of the period	389,830	203,618
Cash and cash equivalents, at the end of the period	$463,187	$415,985
Supplemental disclosures
Cash paid for interest expense	$113,238	$145,227
Cash paid for income taxes	71,027	26,707

Supplemental Information

Reconciliations of Non-GAAP Financial Measures

EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin

“EBITDA” is defined as net income (loss) from continuing operations plus interest expense (income), net, income tax provision (benefit), depreciation and amortization.

“Adjusted EBITDA” is defined as net income (loss) from continuing operations plus interest expense (income), net, income tax provision (benefit), depreciation and amortization, restructuring and cost savings implementation charges, the effects of the application of purchase accounting, advisory fees paid to Platinum Advisors pursuant to the Advisory Agreement (which was terminated upon consummation of our Initial Public Offering on July 25, 2025), impairment charges, transaction and integration costs, stock-based compensation, (gain) loss on extinguishment of debt and the impact of earnings or charges resulting from matters that we do not consider indicative of our ongoing operations.

Further, although not included in the calculation of Adjusted EBITDA below, we may at times add estimated cost savings and operating synergies related to operational changes ranging from acquisitions or dispositions to restructurings, and exclude one-time transition expenditures.

“Adjusted EBITDA Margin” is calculated by dividing Adjusted EBITDA by total revenue.

The following table presents a reconciliation of EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin to the most directly comparable GAAP financial measure for the three and six months ended September 30, 2025 and 2024:

	Three Months Ended September 30,		Six Months Ended September 30,
($ in thousands)	2025	2024	2025	2024
Net income (loss)	$105,284	$133,403	$105,786	$123,956
Interest expense (income), net	55,940	80,146	114,714	161,022
Income tax provision (benefit)	(21,060)	(37,172)	15,889	(32,821)
Depreciation, amortization and product development amortization	92,822	97,176	180,676	186,056
EBITDA	$232,986	$273,553	$417,065	$438,213
Restructuring and cost savings implementation charges (a)	1,774	6,751	4,880	13,322
Advisory fees (b)	625	2,500	3,125	5,000
Transaction and integration costs (c)	170	770	270	1,864
Stock-based compensation (d)	31,076	—	31,076	—
Gain (loss) on extinguishment of debt (e)	16,361	2,719	16,361	2,719
Other (f)	3,414	4,044	5,045	7,813
Adjusted EBITDA	$286,406	$290,337	$477,822	$468,931

Total Revenue	$669,187	$688,590	$1,204,897	$1,211,544
Net income (loss) margin	15.7%	19.4%	8.8%	10.2%
Adjusted EBITDA Margin	42.8%	42.2%	39.7%	38.7%
__________________
(a) Represents severance and other expenses associated with headcount reductions and other cost savings initiated as part of our restructuring initiatives.
(b) For the three and six months ended September 30, 2025 and 2024, represents the pro rata portion of the annual $10.0 million of advisory fees paid to Platinum Advisors pursuant to the Advisory Agreement (which was terminated upon consummation of our Initial Public Offering on July 25, 2025).

(c) This primarily represents transaction and integration costs associated with acquisitions.
(d) Represents stock-based compensation expense related to awards granted to our employees, directors and consultants under the Company's long-term incentive plans.
(e) Represents accelerated amortization of debt discount and deferred financing costs related to the A&E Term Loan Facility paydown from IPO proceeds.
(f) For the three months ended September 30, 2025 and 2024, this amount represents (i) foreign currency exchange transaction impact of $0.1 million and $(1.3) million, respectively, (ii) non-recurring expenses related to strategic initiatives, including marketing, consulting, and non-operational costs associated with the market introduction of a new product launch of $1.7 million and $1.0 million, respectively, (iii) reimbursements of expenses paid to Platinum Advisors incurred in connection with its services under the Advisory Agreement (which was terminated upon consummation of our Initial Public Offering on July 25, 2025) of $0.1 million and $0.1 million, respectively, (iv) post-acquisition compensation expense of nil and $0.2 million, respectively, associated with the acquisition of Boards & Beyond, (v) non-recurring transaction-related costs associated with the Initial Public Offering that were expensed as incurred of $0.9 million and $2.0 million, respectively, and (vi) the impact of additional insignificant earnings or charges resulting from matters that we do not consider indicative of our ongoing operations of $0.6 million and $2.0 million, respectively, that are primarily related to individually insignificant miscellaneous items, including third-party consulting and advisory fees associated with system and process rationalization initiatives and certain additional payments related to incremental insurance premiums and policies as a result of the Platinum acquisition that did not renew after the consummation of the IPO on July 25, 2025.
For the six months ended September 30, 2025 and 2024, this amount represents (i) foreign currency exchange transaction impact of $(1.8) million and $(0.7) million, respectively, (ii) non-recurring expenses related to strategic initiatives, including marketing, consulting, and non-operational costs associated with the market introduction of a new product launch of $2.5 million and $2.4 million, respectively, (iii) reimbursements of expenses paid to Platinum Advisors incurred in connection with its services under the Advisory Agreement (which was terminated upon consummation of our Initial Public Offering on July 25, 2025) of $0.2 million and $0.4 million, respectively, (iv) post-acquisition compensation expense of nil and $0.4 million, respectively, associated with the acquisition of Boards & Beyond, (v) non-recurring transaction-related costs associated with the IPO that were expensed as incurred of $2.8 million and $2.0 million, respectively, and (vi) the impact of additional insignificant earnings or charges resulting from matters that we do not consider indicative of our ongoing operations of $1.3 million and $3.3 million, respectively, primarily related to individually insignificant miscellaneous items, including asset dispositions, third-party consulting and advisory fees associated with system and process rationalization initiatives, as well as certain additional payments related to incremental insurance premiums and policies as a result of the Platinum acquisition that did not renew after the consummation of the IPO on July 25, 2025.

Adjusted net income (loss) and Adjusted basic and diluted earnings (loss) per share

“Adjusted net income (loss)” is defined as net income (loss) from continuing operations adjusted to exclude amortization of intangible assets, restructuring and cost savings implementation charges, the effects of the application of purchase accounting, advisory fees paid to Platinum Advisors pursuant to the Advisory Agreement (which was terminated upon consummation of our Initial Public Offering on July 25, 2025), impairment charges, transaction and integration costs, stock-based compensation, (gain) loss on extinguishment of debt and the impact of earnings or charges resulting from matters that we do not consider indicative of our ongoing operations and the related tax impact of those adjustments.

Adjusted basic and diluted earnings (loss) per share is calculated by dividing Adjusted net income (loss) by the basic and diluted weighted average shares outstanding.

The following table presents a reconciliation of Adjusted net income (loss) and Adjusted basic and diluted earnings (loss) per share to the most directly comparable GAAP financial measure for the three and six months ended September 30, 2025 and 2024:

	Three Months Ended September 30,		Six Months Ended September 30,
($ in thousands)	2025	2024	2025	2024
Net income (loss)	$105,284	$133,403	$105,786	$123,956
Amortization of intangible assets (1)	56,211	60,038	113,379	121,033
Restructuring and cost savings implementation charges (2)	1,774	6,751	4,880	13,322
Advisory fees (2)	625	2,500	3,125	5,000
Transaction and integration costs (2)	170	770	270	1,864
Stock-based compensation (2)	31,076	—	31,076	—
Gain (loss) on extinguishment of debt (2)	16,361	2,719	16,361	2,719
Other (2)	3,414	4,044	5,045	7,813
Tax impact of adjustments(3)	46,124	51,482	(18,591)	71,944
Adjusted net income (loss)	$261,039	$261,707	$261,331	$347,651

Basic earnings (loss) per share	$0.57	$0.80	$0.60	$0.74
Diluted earnings (loss) per share	$0.57	$0.80	$0.60	$0.74
Adjusted basic earnings (loss) per share	$1.41	$1.57	$1.49	$2.09
Adjusted diluted earnings (loss) per share	$1.40	$1.57	$1.48	$2.09
Basic weighted-average shares outstanding	185,169,128	166,611,519	175,941,027	166,611,519
Diluted weighted-average shares outstanding	185,832,674	166,611,519	176,274,613	166,611,519
_____________
(1) Represents amortization of definite-lived acquired intangible assets.
(2) Represents the same adjustments used in calculating EBITDA and Adjusted EBITDA.
(3) Represents the tax impact of these adjustments, which are pre-tax, based upon the effective income tax rate.

Non-GAAP operating and administrative expenses

“Adjusted operating and administrative expenses” is defined as GAAP operating and administrative expenses adjusted to exclude restructuring and cost savings implementation charges, advisory fees paid to Platinum Advisors pursuant to the Advisory Agreement (which was terminated upon consummation of our Initial Public Offering on July 25, 2025), transaction and integration costs, stock-based compensation, amortization of product development costs and the impact of earnings or charges resulting from matters that we do not consider indicative of our ongoing operations.

“Adjusted selling and marketing expenses” is defined as GAAP selling and marketing expenses adjusted to exclude stock-based compensation and the impact of earnings or charges resulting from matters that we do not consider indicative of our ongoing operations.

“Adjusted general and administrative expenses” is defined as GAAP general and administrative expenses adjusted to exclude restructuring and cost savings implementation charges, advisory fees paid to Platinum Advisors pursuant to the Advisory Agreement (which was terminated upon consummation of our Initial Public Offering on July 25, 2025), transaction and integration costs, stock-based compensation and the impact of earnings or charges resulting from matters that we do not consider indicative of our ongoing operations.

“Adjusted research and development expenses” is defined as GAAP research and development expenses adjusted to exclude stock-based compensation and the impact of earnings or charges resulting from matters that we do not consider indicative of our ongoing operations.

The following table presents a reconciliation of these non-GAAP operating and administrative expenses to the most directly comparable GAAP financial measure for the three and six months ended September 30, 2025 and 2024:

	Three Months Ended September 30,		Six Months Ended September 30,
($ in thousands)	2025	2024	2025	2024
Operating and administrative expenses	$299,477	$277,595	$541,026	$523,866
Restructuring and cost savings implementation charges	(1,774)	(6,751)	(4,880)	(13,322)
Advisory fees	(625)	(2,500)	(3,125)	(5,000)
Transaction and integration costs	(170)	(770)	(270)	(1,864)
Amortization of product development costs	(18,714)	(18,635)	(32,016)	(31,902)
Stock-based compensation	(31,076)	—	(31,076)	—
Other	(3,414)	(4,044)	(5,045)	(7,813)
Adjusted operating and administrative expenses (1)	$243,704	$244,895	$464,614	$463,965

Selling and marketing	$99,964	$104,453	$187,361	$189,984
Stock-based compensation	(1,141)	—	(1,141)	—
Other	(1,180)	(776)	(1,601)	(1,999)
Adjusted selling and marketing expenses (1)	$97,643	$103,677	$184,619	$187,985

General and administrative	$111,148	$91,015	$186,540	$175,038
Restructuring and cost savings implementation charges	(1,774)	(6,751)	(4,880)	(13,322)
Advisory fees	(625)	(2,500)	(3,125)	(5,000)
Transaction and integration costs	(170)	(770)	(270)	(1,864)
Stock-based compensation	(24,794)	—	(24,794)	—
Other	(1,849)	(3,038)	(2,752)	(5,398)
Adjusted general and administrative expenses (1)	$81,936	$77,956	$150,719	$149,454

Research and development	$69,651	$63,492	$135,109	$126,942
Stock-based compensation	(5,141)	—	(5,141)	—
Other	(385)	(230)	(692)	(416)
Adjusted research and development expenses (1)	$64,125	$63,262	$129,276	$126,526
_____________
(1) We calculate each of these measures by using the same adjustments used in calculating EBITDA and Adjusted EBITDA to the extent such items are included in the corresponding GAAP operating and administrative expense category.

Key Operating Metrics

Re-occurring Revenue and Transactional Revenue for the Three and Six Months Ended September 30, 2025 and 2024

	Three Months Ended September 30,
	2025			2024
($ in thousands)	Re-occurring Revenue	Transactional Revenue	Total	Re-occurring Revenue	Transactional Revenue	Total
K-12	$216,236	$142,911	$359,147	$210,301	$194,344	$404,645
Higher Education	161,679	51,283	212,962	142,134	44,756	186,890
Global Professional	24,655	15,153	39,808	23,402	17,012	40,414
International	19,824	30,521	50,345	20,818	34,359	55,177
Other	—	6,925	6,925	—	1,464	1,464
Total Revenue	$422,394	$246,793	$669,187	$396,655	$291,935	$688,590

	Six Months Ended September 30,
	2025			2024
($ in thousands)	Re-occurring Revenue	Transactional Revenue	Total	Re-occurring Revenue	Transactional Revenue	Total
K-12	$399,877	$230,201	$630,078	$377,120	$302,352	$679,472
Higher Education	321,231	74,110	395,341	291,588	55,148	346,736
Global Professional	48,312	26,655	74,967	46,175	29,526	75,701
International	40,588	61,221	101,809	43,570	69,918	113,488
Other	—	2,702	2,702	—	(3,853)	(3,853)
Total Revenue	$810,008	$394,889	$1,204,897	$758,453	$453,091	$1,211,544

RPO as of September 30, 2025 and as of March 31, 2025

	September 30, 2025			March 31, 2025
($ in thousands)	Current	Non-current	Total	Current	Non-current	Total
RPO by Segment:
K-12	$549,551	$882,326	$1,431,877	$457,353	$822,232	$1,279,585
Higher Education	316,222	54,568	370,790	247,685	49,631	297,316
Global Professional	54,224	7,145	61,369	54,949	7,399	62,348
International	46,114	2,582	48,696	30,515	2,892	33,407
Other	829	—	829	3,531	—	3,531
Total RPO	$966,940	$946,621	$1,913,561	$794,033	$882,154	$1,676,187

Digital and Print Revenue

Disaggregation of Revenue for the Three and Six Months Ended September 30, 2025 and 2024

	Three Months Ended September 30,
	2025			2024
($ in thousands)	Digital	Print (1)	Total	Digital	Print (1)	Total
Revenue by Segment:
K-12	$118,636	$240,511	$359,147	$120,922	$283,723	$404,645
Higher Education	186,169	26,793	212,962	157,294	29,596	186,890
Global Professional	26,022	13,786	39,808	25,251	15,163	40,414
International	21,372	28,973	50,345	23,975	31,202	55,177
Other (2)	—	6,925	6,925	—	1,464	1,464
Total Revenue	$352,199	$316,988	$669,187	$327,442	$361,148	$688,590

	Six Months Ended September 30,
	2025			2024
($ in thousands)	Digital	Print (1)	Total	Digital	Print (1)	Total
Revenue by Segment:
K-12	$227,233	$402,845	$630,078	$220,540	$458,932	$679,472
Higher Education	354,995	40,346	395,341	311,249	35,487	346,736
Global Professional	51,294	23,673	74,967	50,344	25,357	75,701
International	43,725	58,084	101,809	48,534	64,954	113,488
Other (2)	—	2,702	2,702	—	(3,853)	(3,853)
Total Revenue	$677,247	$527,650	$1,204,897	$630,667	$580,877	$1,211,544
___________________

(1)	Print revenue contains print and multi-year print products.
(2)	Includes in-transit product sales and intersegment revenue adjustments that are not included within segment revenues reviewed by the Company's Chief Operating Decision Maker.